Exhibit 15.1

34/F, Tower 3, China Central Place, 77 Jianguo Road, Beijing 100025, China

Telephone: (86-10) 5809-1000 Facsimile: (86-10) 5809-1100

Consent of Jingtian & Gongcheng LLP

Xiaoyang Huang, Chief Executive Officer

Hitek Global Inc.

Unit 304, No.30 Guanri Road, Siming District,

Xiamen City, Fujian Province,

People’s Republic of China

April 26, 2023

Dear Sir/Madam:

We consent to the references to our firm under the mentions of “PRC Counsel” in connection with the annual report on Form 20-F of (the “Company”) for the fiscal year ended December 31, 2022 (the “Annual Report”), filed by the Company with the Securities and Exchange Commission (the “SEC”) on April 27, 2023 under the U.S. Securities Act of 1933 (as amended). We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Sincerely yours,

/s/ Jingtian & Gongcheng LLP
Jingtian & Gongcheng LLP